Exhibit 99.1

FLOTEK WELCOMES NEW CFO MICHAEL E. BORTON

HOUSTON, July 30, 2020 – Flotek Industries, Inc. (“Flotek” or the “Company”) (NYSE: FTK) is pleased to welcome Michael E. Borton as Chief Financial Officer (CFO), effective August 3, 2020. In this role, he will oversee the Company’s financial strategy, planning and reporting, treasury and corporate development functions. He will report directly to John W. Gibson, Jr., Flotek’s Chairman, President, and Chief Executive Officer.

Borton brings 35 years of experience to Flotek, serving in financial and operational leadership roles for high-growth, Software as a Service (SaaS) technology companies in a wide range of industries, including cybersecurity, healthcare, business data analytics, energy and software. Throughout his career, he has held leadership roles in private and public global enterprises to help drive organic and inorganic growth, increase Annual Recurring Revenue (ARR), improve margins and catalyze business performance.
“I’m excited to welcome Mike to Flotek as we focus on high-growth opportunities related to data and digital transformation. Mike has established a strong history of performance throughout his career, consistently delivering top and bottom-line growth through financial and operational integrity,” said Gibson. “From my past work with Mike, I know him to be a highly strategic leader who consistently makes a positive impact, and more importantly, I have been impressed with his track-record of driving transformative results over the past two decades. Mike rounds out an incredibly strong management team that is extremely motivated and focused on delivering value for our shareholders and customers.”

“I’m grateful for the opportunity to join the Flotek team at an exciting time in the Company’s evolution,” said Borton. “I look forward to helping take Flotek to the next level as we drive profitable growth opportunities and deliver new technology and solutions to our clients in a capital efficient manner.”

Borton joins Flotek from Dynasty Sports and Entertainment, a sports and entertainment data and analytics technology company, where he was CFO. Prior to his role at Dynasty, Borton served as CFO at Wombat Security Technologies, a high-growth, leading international SaaS provider of computer-based Security Awareness, where he oversaw significant increases in ARR, margin, EBITDA and customer retention rates, and managed its sale to Proofpoint, Inc. in 2018. From 2009 to 2014, he was CFO for Harmony Information Systems, Inc., a leading SaaS organization serving health and human services organizations, where he led the transformation of the business to a recurring software model and managed the sale to Mediware Information Systems (now WellSky) in 2014. Additionally, Borton has served in various financial and operational leadership roles at Consul risk Management BV (acquired by IBM), iSKY Corporation and Invensys.
Prior to these roles, Borton spent more than a decade in financial leadership roles for oil and gas services companies, including Schlumberger and Halliburton, where he served as Group Controller for Landmark Graphics.

Borton received a Master of Business Administration in Finance from Indiana University in Bloomington, Indiana, and a Bachelor of Science in Accounting from Valparaiso University. Borton is a Certified Management Accountant (CMA), earning a Certificate of Distinguished Performance from the Institute of Management Accounting.

As an inducement to join the Company and to closely align interests with the Company’s shareholders, Borton has been granted 240,000 restricted stock awards (RSAs) that will vest over three years and performance-based options representing 360,000 shares of the Company. A portion of these performance-based shares will vest based upon the Company’s Total Shareholder Return, relative to its Peer Group, as defined by the 2020 Performance Unit Plan of the Company; and the other portion will vest based upon the closing stock price for the Company’s common stock for a 20 consecutive trading-day period, with full vesting at closing prices at or above $7.00 per share for a 20 consecutive trading-day period. The options have an exercise price equal to the closing price of the Company’s shares on the date of grant.

Exhibit 99.1

About Flotek
Flotek empowers the energy industry to maximize the value of their hydrocarbon streams and improve return on invested capital through data-driven platforms and chemistry technologies. Flotek serves downstream, midstream and upstream customers, both domestic and international. Flotek is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol "FTK." For additional information, please visit Flotek's web site at www.flotekind.com.

Forward-Looking Statements
Certain statements set forth in this press release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as will, continue, expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this press release.  Although forward-looking statements in this press release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management.  Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements.  Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filing with the Securities and Exchange Commission on Form 10-K (including, without limitation, in the "Risk Factors" section thereof), and in the Company’s other SEC filings and publicly available documents.  Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this press release.

Contact:
Danielle Allen
Senior Vice President, Chief of Staff
E: DAllen@flotekind.com
P: (713) 726-5322

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